Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES MULTI-YEAR MARINE BUNKERING AGREEMENT WITH

CARNIVAL COPRPORATION AT PROPOSED GALVESTON LNG LIQUEFACTION FACILITY

Carnival represents the second anchor offtake agreement announced in connection with the Galveston LNG project.

Houston, December 18, 2025 -- Stabilis Solutions, Inc., ("Stabilis" or the "Company") (Nasdaq: SLNG), a leading provider of clean energy production, storage, and delivery solutions, today announced that it has entered into a definitive, 10-year offtake agreement (the “Agreement”) with Carnival Corporation & plc (“Carnival”) (NYSE/LSE:CCL; NYSE: CUK) to supply Liquefied Natural Gas (“LNG”) in support of Carnival’s cruise operations at the Port of Galveston.

Under the terms of the Agreement, Stabilis expects to deliver LNG from its planned flagship LNG liquefaction facility in Galveston, Texas utilizing the Company’s proposed Jones Act-compliant LNG bunkering vessel. Deliveries under the Agreement are expected to commence in the fourth quarter of 2027, subject to the successful financing and construction of the Galveston LNG facility and other conditions precedent.

The Agreement with Carnival represents the second anchor offtake agreement announced to date in connection with the Galveston LNG project bringing the total contracted offtake to approximately 55% of the facility’s planned capacity.

“Our multi-year LNG bunkering agreement with Carnival Corporation marks another meaningful milestone as we advance toward construction of our proposed Galveston LNG facility,” said Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer. “With long-term customer commitments now in place for approximately 55% of the facility’s planned capacity, we continue to see strong commercial momentum and expanding interest from a broad range of potential customers.”

“Stabilis has been a trusted partner for the past two years, supporting our successful fueling for LNG cruise ship operations in Galveston. We are excited to expand our partnership with Stabilis, reinforcing our shared commitment to delivering safe and reliable LNG supply to our fleet,” said Michael McNamara, Vice President Global Fuel Supply.

Stabilis continues to work with its advisors and financing partners as it advances toward a Final Investment Decision during the first quarter of 2026. To-date, Stabilis has completed FEL-3 engineering design and secured long-lead equipment for the project, consistent with its planned construction schedule.

ABOUT STABILIS SOLUTIONS

Stabilis Solutions (Nasdaq: SLNG) is a leading provider of clean energy production, storage, and delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

ABOUT CARNIVAL CRUISE LINE

Carnival Cruise Line, part of Carnival Corporation & plc (NYSE/LSE:CCL; NYSE: CUK), is the first cruise line to sail over 100 million guests and is proud to be known as America’s Cruise Line, for carrying more Americans and serving more U.S. homeports than any other. For over 50 years, Carnival has continually revolutionized the cruise industry and popularized the cruise vacation as an affordable and fun travel options. Carnival operates from 13 U.S. and two Australian homeports and employs more than 50,000 team members representing 120 nationalities.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential,” “outlook” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, availability of and timing of financing, terms of financing, ability to achieve the conditions precedent to the Agreement and to other bunkering agreements associated with the planned LNG facility, ability to achieve additional offtake necessary for FID, construction delays or cost overruns, regulatory or other legal impediments, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

CORPORATE CONTACT

Andrew Puhala

Chief Financial Officer

ir@stabilis-solutions.com

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